                                                                Exhibit 13 (iii)

                                  ROPES & GRAY
                            ONE INTERNATIONAL PLACE
                        BOSTON, MASSACHUSETTS 02110-2624
                                 (617) 951-7000



                                                    April 28, 1997


New England Variable Annuity Fund I
Metropolitan Life Insurance Company
One Madison Avenue
New York, New York 10010

Ladies and Gentlemen:

     We hereby consent to being named as counsel to New England Variable Annuity Fund I (the "Fund") on the back panel of the Prospectus included in Post-Effective Amendment No. 1 to the Fund's Registration Statement (No. 333-11137) under the Securities Act of 1933.


                          Very truly yours,

                          Ropes & Gray